Exhibit 10.2

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of February 9, 2023, is entered into by and among 1847 ICU Holdings Inc., a Delaware corporation (“Buyer”), 1847 ICU Acquisition Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Buyer (“Merger Sub”), ICU Eyewear Holdings, Inc., a California corporation (the “Company”) and San Francisco Equity Partners, solely in its capacity as the Stockholder Representative (collectively, the “Parties”), and amends the Agreement and Plan of Merger, dated as of December 21, 2022 (the “Merger Agreement”) by and among the Parties. Capitalized terms used, but not defined, herein have the meanings set forth in the Merger Agreement.

RECITALS

1.	Recitals. The foregoing Recitals are incorporated herein by reference:

WHEREAS, Section 2.07 of the Merger Agreement provides for an adjustment to the Aggregate Principal Amount depending on the Net Working Capital’s value in relation to the Net Work Capital Target (the “Working Capital Adjustment”);

WHEREAS, the Parties have agreed to eliminate the Working Capital Adjustment .

WHEREAS, pursuant to Section 7.03 of the Merger Agreement, the Merger Agreement may not be amended except by an instrument in writing signed on behalf of Buyer, Merger Sub, the Company and the Stockholder Representative.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the foregoing recitals and mutual promises set forth herein, the sufficiency of which is acknowledged by the undersigned, the Parties hereby agree to amend the Merger Agreement as follows:

2.	Elimination of Section 2.07 of the Merger Agreement. Section 2.07 of the Merger Agreement is hereby eliminated by striking the same in its entirety and substituting the following in its place:

Section 2.07 [Intentionally Deleted.]

3.	Elimination of “Net Working Capital” and “Net Working Capital Target”. The defined terms “Net Working Capital” and “Net Working Capital Target” in the Merger Agreement are hereby eliminated. All references to such terms in the Merger Agreement are hereby eliminated.

4.	Amendment of Section 3.08 of the Merger Agreement. Section 3.08 of the Merger Agreement is hereby amended and restated in its entirety as follows:

Section 3.08 No Undisclosed Liabilities. The Company does not have any Liabilities, except for (a) Liabilities set forth in the Interim Financial Statements, (b) Liabilities which have arisen since the date of the Interim Financial Statements in the ordinary course of business, (c) Liabilities arising in connection with the Merger or the transactions contemplated thereby, and (d) Liabilities to be included in the computation of Indebtedness or Transaction Expenses as of the Closing.

The parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

BUYER:

1847 ICU HOLDINGS INC.

By:	/s/ Ellery Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

MERGER SUB:

1847 ICU ACQUISITION SUB INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

COMPANY:

ICU EYEWEAR HOLDINGS, INC.

By:	/s/ Kirk Hobbs
Name:	Kirk Hobbs
Title:	Chief Executive Officer

STOCKHOLDER REPRESENTATIVE:

SAN FRANCISCO EQUITY PARTNERS

By:	/s/ Scott Potter
Name:	Scott Potter
Title:	Managing Partner